EXHIBIT 10.6.2

THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S 2005 EQUITY-BASED COMPENSATION PLAN AND THIS AGREEMENT IS ENTERED INTO PURSUANT THERETO. A COPY OF SUCH PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

E.DIGITAL CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

__________________

Re: Grant of Stock Option

Dear Renee:

The board of directors (the “Board”) of e.Digital Corporation (the “Company”) has adopted the Company’s 2005 Equity-Based Compensation Plan (the “Plan”) for certain employees and service providers of the Company and its Subsidiaries. A copy of the Plan is being furnished to you concurrently with the execution of this Nonstatutory Stock Option Agreement (the “Option Agreement”) and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

1. The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of ______________ (“Grant Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of ___________ shares of Stock of the Company (the “Option Shares”), at the Exercise Price (as hereinafter defined). As used herein, the term “Exercise Price” shall mean a price equal to $________ per share, subject to the adjustments and limitations set forth herein and in the Plan. In no event shall the exercise price exceed the Fair Market Value of a share of Stock as of the Grant Date. The Option granted hereunder is intended to constitute an Option which is not designed pursuant to section 422 of the Internal Revenue Code of 1986, as amended: however, you should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

2. Exercise.

(a) For purposes of this Option Agreement, the Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.” The Option shall in all events terminate at the close of business on the _________ anniversary of the date of this Option Agreement. Subject to other terms and conditions set forth herein, the Option may be exercised in cumulative installments as follows:

On or After Each of the Following Vesting Dates	Cumulative Percentage of Shares as to Which Option is Exercisable
Upon Grant Date	__	%
First Anniversary of the Grant Date	__	%
Second Anniversary of the Grant Date	___	%

Option Shares shall constitute Vested Shares once they are exercisable.

(b) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

(c) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Exercise Price of the shares so purchased, or in such other manner as described in the Plan and approved by the Committee.

The terms and provisions of the employment agreement, if any, between you and the Company or any Subsidiary (the “Employment Agreement”) that relate to or affect the Option are incorporated herein by reference. Notwithstanding the foregoing provisions of this Section 2, in the event of any conflict or inconsistency between the terms and conditions of this Section 2 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

3. Termination of Employment. Except as provided below in this Section 3 upon the termination of your employment with the Company or any Subsidiary, any and all Options heldby you that are not then exercisable will become null and void upon the date of such terminationand you may, until the earlier of (x) ninety (90) days from the date of such termination or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all orany part of the Vested Shares which you were entitled to purchase immediately prior to such termination and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void, provided that:

(a) in the case of termination of your employment with the Company or any Subsidiary due to death, your estate (or any Person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of your death) may, until the earlier of (x) the date that is one (1) year after the date of death or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares to which the Option relates;

(b) in the case of termination of your employment with the Company or any Subsidiary due to your Disability, as determined in the sole discretion of the Committee and as defined in Section 15, you or your legal representative may, until the earlier of (x) the one hundred and eightieth (180) day after the date your employment was terminated or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares to which the Option relates;

(c) in the case of termination of your employment by the Company or any Subsidiary for any reason other than Cause, as determined in the sole discretion of the Committee and as defined in Section 15, within one (1) year of a Change in Control or in the case of your resignation from the Company or any Subsidiary for Good Reason, as determined in the sole discretion of the Committee and as defined in Section 15, within one (1) year of a Change in Control, then any portion of the Option held by you as of the date of separation that is not yet exercisable but would, pursuant to Section 2(a), become exercisable over the twelve month period immediately following such termination, shall become exercisable, as of the date of separation, and any portion of the Option held by you as of the date of separation that is exercisable (either as a result of this sentence or otherwise) shall be exercisable for a period of the lesser of (x) the remainder of the term of the Option or (y) the date which is one (1) year after the termination of employment; and

(d) if you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Option Shares will be limited to the extent to which those rights were earned or vested when the leave or absence began.

Notwithstanding the foregoing provisions of this Section 3, in the event of any conflict or inconsistency between the terms and conditions of this Section 3 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

4. Transferability. Any rights or interests herein will be assignable or transferable by you only as provided in Section 10(a) of the Plan and by will or the laws of descent and distribution.

5. Withholding Taxes. The Committee may, in its discretion, require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s or its Subsidiary’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option. In connection with the exercise of an Option requiring tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (b) deliver to the Company sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation, which tax withholding obligation is based on the shares’ Fair Market Value as of the later of the date of exercise or the date as of which the shares of Stock issued in connection with such exercise become includable in your income; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use such a Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.

6. Adjustments. The terms of an Option shall be subject to adjustment from time to time, in accordance with the following provisions:

(a) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the number of shares of Stock (or other kind of securities) that may be acquired under the Option shall be increased proportionately and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the then outstanding Option shall be reduced proportionately, without changing the aggregate purchase price or value of the outstanding Option.

(b) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the number of shares of Stock (or other kind of shares or securities) that may be acquired under the Option shall be decreased proportionately; and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the Option shall be increased proportionately, without changing the aggregate purchase price or value of the outstanding Option.

(c) Whenever the number of shares of Stock subject to the Option and the price for each share of Stock subject to the Option are required to be adjusted as provided in this Section 6, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to the Option after giving effect to the adjustments. The Committee shall promptly give you such a notice.

(d) Adjustments under this Section 6 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

7. Notice. All notices required or permitted under this Option Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Option Agreement and the Plan. Until changed in accordance herewith, the Company and the optionee specify their respective addresses as set forth below:

Company:	e.Digital Corporation
13114 Evening Cr. Dr. S.
San Diego, CA 92128
Attention: Robert Putnam

Optionee:	_______________
_____________________________________________
_____________________________________________

8. Information Confidential. As partial consideration for the granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or a financial institution to the extent that such information is necessary to obtain a loan.

9. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

10. Company Records. Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder.

11. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

12. Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

13. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

14. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

15. Miscellaneous.

(a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

(b) This Option Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Subsidiary to continue your employment, or (ii) on your part to remain in the employ of the Company or any Subsidiary.

(c) This Option Agreement may be amended as provided in Section 10(c) of the Plan.

(d) Definitions.

(i) Cause shall have the meaning given such term in your Employment Agreement (if any) with the Company or a Subsidiary of the Company; provided, however, that if you do not have an Employment Agreement or such agreement does not define Cause, Cause shall mean, as determined by the Board or Committee in its sole discretion exercised in good faith, (A) your breach of any nondisclosure, noncompetition, or other agreement to which you and the Company are parties; (B) your commission of a felony or of a misdemeanor involving moral turpitude; (C) the participation by you in any fraud; (D) your dishonesty that is detrimental to the best interest of the Company; (E) the willful and continued failure by you to substantially perform your duties to the Company (other than any such failure resulting from your incapacity due to physical or mental illness) after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes you have not substantially performed your duties; or (F) the willful engagement by you in misconduct which is materially injurious to the Company, monetarily or otherwise.

(ii) Disability shall have the meaning given such term in your Employment Agreement (if any) with the Company or a Subsidiary of the Company; provided, however, that if you do not have an Employment Agreement or it does not define Disability, Disability shall mean, as determined by the Board or Committee in its sole discretion exercised in good faith, a physical or mental impairment of sufficient severity that either you are unable to continue performing the duties you performed before such impairment or your condition entitles you to disability benefits under any insurance or employee benefit plan of the Company or its subsidiaries and that impairment or condition is cited by the Company as the reason for termination of your employment.

(iii) Good Reason shall have the meaning given such term in your Employment Agreement (if any) with the Company or a Subsidiary of the Company; provided, however, that if you do not have an Employment Agreement or the Employment Agreement does not define Good Reason, Good Reason shall mean, as determined by the Board or Committee in its sole discretion exercised in good faith, the occurrence of one or more of the following events: (A) breach by the Company of any provision of you Employment Agreement where such breach continues for a period of ten (10) days after written notice thereof by you; (B) the Company gives notice to you pursuant to the provisions of your Employment Agreement that the Company does not wish to extend the Employment Agreement and you resign before the expiration of the Employment Agreement; (C) relocation of your regular work address by more than fifty miles without your consent; or (D) any material adverse change in your job responsibilities, duties, functions, status, offices, title, prerequisites or support staff. By way of example only and without limiting the applicability of the preceding clause, a material adverse change in your job responsibilities, functions and status would result from a demotion which significantly reduces your discretion and independent judgment within the Company or significantly reduces the number of employees subject to your authority.

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Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Option Agreement.

e.Digital Corporation

By:
Name: W.A. Blakeley
Title: President

ACCEPTED:

__________________________________
Signature of Optionee

__________________________________
Name of Optionee (Please Print)

Date: _________________, ___________